Exhibit 10.33

EXECUTION COPY

PERFORMANCE GUARANTY

PERFORMANCE GUARANTY (this “Guaranty”) dated as of July 7, 2006 is made by Wyndham Worldwide Corporation, a Delaware corporation (the “Performance Guarantor”) in favor of Sierra Deposit Company, LLC, a Delaware limited liability company, (the “Depositor”), Sierra Timeshare Conduit Receivables Funding Company, LLC, a Delaware limited liability company (the “Issuer”) and U.S. Bank National Association as successor to Wachovia Bank, National Association, as trustee and as collateral agent (the “Trustee” and the “Collateral Agent,” respectively) under the Indenture and Servicing Agreement referenced below for the benefit of holders of the Series 2002-1 Notes issued pursuant to such Indenture and Servicing Agreement.

PRELIMINARY STATEMENTS

WHEREAS, the Issuer, Wyndham Consumer Finance, Inc., (“Wyndham”), a Delaware corporation domiciled in Nevada, as master servicer (in such capacity, the “Master Servicer”), the Trustee and the Collateral Agent have entered into that certain Master Indenture and Servicing Agreement dated as of August 29, 2002 and the Series 2002-1 Supplement thereto also dated as of August 29, 2002 (each as amended and restated as of July 7, 2006 and as thereafter amended, restated, supplemented or otherwise modified from time to time, collectively, the “Indenture and Servicing Agreement”);

WHEREAS, each of Wyndham, and Trendwest (collectively with other sellers of Loans that may be named in the future, the “Sellers”) have originated, and in the future will originate, certain Loans and related Transferred Assets in connection with the sale to Obligors of Timeshare Properties at various Resorts and have sold and will sell such Loans and Transferred Assets to the Depositor under the following master loan purchase agreements:

a. the Master Loan Purchase Agreement dated as of August 29, 2002 by and between Wyndham, as Seller, FRI as co-originator, the Depositor, as Purchaser and various other entities from time to time parties thereto; and

b. the Master Loan Purchase Agreement dated as of August 29, 2002 by and between Trendwest Resorts, Inc. (“Trendwest”) as Seller and the Depositor, as Purchaser,

(in each case as such agreement may be amended, restated, supplemented or otherwise modified or supplemented from time to time prior to, on or after the date of this Guaranty, and, collectively with any other purchase agreement relating to the purchase of Loans from a Seller by the Depositor, the “Purchase Agreements”);

WHEREAS, each of the Sellers and the Master Servicer is or on the Effective Date will be, directly or indirectly, a wholly-owned Subsidiary of the Performance Guarantor and the Performance Guarantor is expected to receive substantial direct and indirect benefits from the transactions contemplated in the Purchase Agreements and the Pool Purchase Agreement; and

WHEREAS, as an inducement for (i) the Depositor to make purchases of Loans and related Transferred Assets under the Purchase Agreements, (ii) the Issuer to acquire the Pool Assets under the Pool Purchase Agreement, (iii) the holders of the Issuer’s Loan-Backed Variable Funding Notes, Series 2002-1 (the “Series 2002-1 Notes”) to consent to various amendments related to the Series 2002-1 Notes which amendments will allow for the distribution by Cendant Corporation of the stock of the Performance Guarantor to the stockholders of Cendant Corporation and (iv) the holders of the Series 2002-1 Notes to continue to make advances on the Series 2002-1 Notes, the Performance Guarantor has agreed to guaranty the due and punctual payment and performance by each Seller of such Seller’s obligations under the applicable Purchase Agreement; the Master Servicer’s obligations under the Indenture and Servicing Agreement; and payment of certain other amounts as set forth herein.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Indenture and Servicing Agreement.

NOW, THEREFORE, the Performance Guarantor hereby agrees with the Depositor, the Issuer, the Trustee and the Collateral Agent, as follows:

EFFECTIVE DATE

As used in this Guaranty, “Effective Date” means the date on which the Performance Guarantor and its subsidiaries cease to be subsidiaries of Cendant Corporation.

SECTION 1. Guaranty. The Performance Guarantor on and after the Effective Date hereby guarantees to the Depositor, the Issuer, the Trustee and the Collateral Agent on behalf of all holders of Series 2002-1 Notes issued under the Indenture and Servicing Agreement (each, a “Guarantied Party”), the full and punctual payment and performance of all Obligations by each of Wyndham (in each of its capacities as Seller and Master Servicer) and Trendwest under and pursuant to the applicable Purchase Agreement, the Pool Purchase Agreement and the Indenture and Servicing Agreement to which it is a party. The Performance Guarantor agrees that if the Effective Date occurs, then the guaranty provided by the Performance Guarantor hereby applies to and is and will be enforceable against the Performance Guarantor with respect to all Obligations without regard to when an Obligation arose, whether before, on or after the Effective Date. At any time on or after the Effective Date, the Depositor, the Issuer, the Trustee and the Collateral Agent may seek enforcement against the Performance Guarantor for all obligations hereunder, including those that accrued before the Effective Date.

“Obligations” means, collectively, all covenants, agreements, terms, conditions and other obligations to be performed and observed (i) by each Seller under the applicable Purchase Agreement, and shall include without limitation the due and punctual payment when due of all sums that are or may become owing by such Seller under the applicable Purchase Agreement, whether in respect of fees, expenses (including counsel fees), indemnified amounts or otherwise, including without limitation any such fees, expenses and other amounts that accrue after the commencement of any Insolvency Proceeding with respect to such Seller (in each case whether or not allowed as a claim in such Insolvency Proceeding) and (ii) by Wyndham in its capacity as the Master Servicer under the Indenture and Servicing Agreement, and shall include without limitation the due and punctual payment when due of all sums that are or may become owing by the Master Servicer under the Indenture and Servicing Agreement, whether in respect of fees, expenses (including counsel fees), indemnified amounts or otherwise, including without limitation any such fees, expenses and other amounts that accrue after the commencement of any Insolvency Proceeding with respect to Wyndham (in each case whether or not allowed as a claim in such Insolvency Proceeding).

SECTION 2. Performance Guarantor’s Further Agreements to Pay. The Performance Guarantor further agrees on and after the Effective Date, as the principal obligor and not as a guarantor only, to pay to each Guarantied Party, forthwith upon demand in funds immediately available to such Guarantied Party, all reasonable costs and expenses (including court costs and reasonable legal expenses) incurred or expended by such Guarantied Party in connection with the enforcement of the Obligations and this Guaranty, together with interest on amounts recoverable under this Guaranty from the time when such amounts become due until payment, at a rate of interest (computed for the actual number of days elapsed based on a 360 day year) equal to the rate of interest most recently published in The Wall Street Journal as the “Prime Rate” plus 2%. Changes in the rate payable hereunder shall be effective on each date on which a change in the “Prime Rate” is published.

SECTION 3. Guaranty Absolute. On and after the Effective Date, the Performance Guarantor guarantees that the Obligations will be performed strictly in accordance with the terms of the Indenture and Servicing Agreement, the Pool Purchase Agreement and the Purchase Agreements regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms, provided, however, nothing herein shall be construed to require the Performance Guarantor to act in violation of any law, regulation or order. The obligations of the Performance Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Performance Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Seller or the Master Servicer, or whether any Seller or the Master Servicer is joined in any such action or actions. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations. The Performance Guarantor agrees that the validity and enforceability of this Guaranty shall not be impaired or affected by any of the following:

(i) any lack of validity or enforceability of the Indenture and Servicing Agreement, the Pool Purchase Agreement, any Purchase Agreement or any other Facility Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture and Servicing Agreement, the Pool Purchase Agreement, any Purchase Agreement or any other Facility Document;

(iii) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

(iv) any manner of application of collateral or proceeds thereof to all or any of the Obligations, or any manner of sale or other disposition of any collateral for all or any of the Obligations or any other assets of any Seller, any Originator or the Master Servicer, as the case may be;

(v) any change, restructuring or termination of the corporate structure or existence of any Seller or the Master Servicer; or

(vi) any other circumstance that might otherwise constitute a defense (other than payment and performance) available to, or a discharge of, any Seller or the Master Servicer or its affiliates or a guarantor.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of any Seller or the Master Servicer or otherwise, all as though such payment had not been made.

SECTION 4. Waiver by Performance Guarantor. The Performance Guarantor waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Trustee protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against or any other person or entity or any collateral.

SECTION 5. Subrogation. The Performance Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty shall have been paid in full. If any amount shall be paid to the Performance Guarantor on account of such subrogation rights at any time prior to the payment in full of the Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Guaranteed Parties to be credited and applied upon the Guaranteed Parties Obligations, in accordance with the terms of the Facility Documents. If (i) the Performance Guarantor shall make payment to the Guaranteed Parties of all or any part of the Obligations and, (ii) all Obligations and all other amounts payable under this Guaranty shall be paid in full, the Guaranteed Parties will, at the Performance Guarantor’s request, execute and deliver to the Performance Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Performance Guarantor of an interest in the Obligations resulting from any such payment made by the Performance Guarantor hereunder.

SECTION 6. Representations and Warranties. The Performance Guarantor represents and warrants on the date hereof and on the Effective Date that:

(a) Organization and Good Standing. The Performance Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

(b) No Conflict or Violation. The execution, delivery and performance by the Performance Guarantor of this Guaranty and the transactions contemplated hereby are within the Performance Guarantor’s corporate powers, have been duly authorized by all requisite corporate action and do not contravene (i) any of the terms and provisions of the certificate of incorporation or by-laws of the Performance Guarantor, (ii) any law, rule or regulation applicable to the Performance Guarantor the violation of which would have a material adverse effect on the Performance Guarantor’s performance hereunder, (iii) any contractual restriction binding on or affecting the Performance Guarantor or the Performance Guarantor’s properties the violation of which would have a material adverse effect on the Performance Guarantor’s performance hereunder or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Performance Guarantor or the Performance Guarantor’s properties the violation of which would have a material adverse effect on the Performance Guarantor’s performance hereunder. This Guaranty has been duly executed and delivered by the Performance Guarantor.

(c) Power and Authority; Due Authorization. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other person is required for the due execution delivery and performance by the Performance Guarantor of this Guaranty.

(d) Binding Obligation. This Guaranty is the legal, valid and binding obligation of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization and similar laws of general applicability relating to or affecting creditors rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Litigation. There is no action, suit or proceeding pending, or to the Performance Guarantor’s knowledge threatened, affecting the Performance Guarantor or its property before any court, governmental agency or arbitrator that materially adversely affects the ability of the Performance Guarantor to perform its obligations under this Guaranty, or that purports to affect the legality, validity or enforceability of this Guaranty.

(f) No Material Adverse Change. There has been no material adverse change in the business operations or financial condition of the Wyndham Worldwide business of Cendant Corporation as presented in the pro forma financial statements as of December 31, 2005 and contained in the Form 10 of Wyndham Worldwide filed with the Securities and Exchange Commission, except to the extent of events or expected events described in the Form 10 or otherwise provided in publicly available forms and reports filed with the Securities and Exchange Commission.

(g) The Obligations of the Performance Guarantor under this Guaranty do rank and will rank at least parri passu in priority of payment and in all other respects with all unsecured indebtedness of the Performance Guarantor.

SECTION 7. Payment Free and Clear of Taxes, Etc. (a) Any and all payments made by the Performance Guarantor hereunder shall be made free and clear of and without deduction for any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Depositor, the Issuer, the Trustee and the Collateral Agent (each an “Indemnified Party”), taxes imposed on its income and franchise taxes imposed on it by the jurisdiction under the laws of which the Indemnified Party is organized (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities imposed on payments made by the Performance Guarantor hereunder being hereinafter as “Taxes”). If the Performance Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Indemnified Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 7) such Indemnified Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Performance Guarantor shall make such deductions, and (iii) the Performance Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Performance Guarantor agrees to pay any present or future stamp or documentary taxes or other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (hereinafter referred to as “Other Taxes”).

(c) The Performance Guarantor shall indemnify each Indemnified Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 7) paid by such Indemnified Party and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date such Indemnified Party makes written demand therefor.

(d) Within thirty (30) days after the date of any payment of Taxes, the Performance Guarantor shall furnish each Indemnified Party, at its address referred to in Section 11, the original or a certified copy of a receipt evidencing payment thereof.

(e) Without prejudice to the survival of any other agreement of the Performance Guarantor hereunder, the agreements and obligations of the Performance Guarantor contained in this Section 7 shall survive any termination of the Facility Documents.

SECTION 8. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS GUARANTY IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,

INCLUDING §5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. THE PERFORMANCE GUARANTOR, THE DEPOSITOR, THE ISSUER, THE TRUSTEE AND THE COLLATERAL AGENT EACH HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 9. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

SECTION 10. Amendments, Etc. No amendment or waiver of any provision of this Guaranty or consent to any departure by the Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Depositor, the Issuer, the Trustee and the Collateral Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 11. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mail, first class postage prepaid, (b) notice by telex, when telexed against receipt of answerback, or (c) notice by facsimile copy, when verbal communication of receipt is obtained.

SECTION 12. No Waiver; Remedies. No failure on the part of any Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 13. Termination of Guaranty. The Performance Guarantor’s obligations hereunder shall continue in full force and effect until the date that is one year and one day after the Termination Date, provided that this Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Obligations is rescinded or must otherwise be restored or returned in connection with any

Insolvency Proceeding with respect to any Seller, the Master Servicer or any other Person, or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not any Guarantied Party is in possession of this Guaranty. To the extent permitted by law, no invalidity, irregularity or unenforceability by reason of the Bankruptcy Code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Obligations shall impair, affect, be a defense to or claim against the obligations of the Performance Guarantor under this Guaranty.

SECTION 14. Successors and Assigns. This Guaranty shall be binding upon Wyndham Worldwide Corporation and its successors and permitted assigns, and the Performance Guarantor shall not assign any of its rights or obligations hereunder without the prior written consent of the Guarantied Parties. The benefits of this Guaranty shall inure to the benefit of, and be enforceable by, the Guarantied Parties, their respective successors, transferees and assigns and each holder of a Note issued under the Indenture and Servicing Agreement.

SECTION 15. Effect of Bankruptcy. To the extent permitted by law, this Guaranty shall survive the occurrence of any Insolvency Proceeding with respect to any Seller, the Master Servicer or any other Person. To the extent permitted by law, no automatic stay under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Seller or the Master Servicer is subject shall postpone the obligations of the Performance Guarantor under this Guaranty.

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IN WITNESS WHEREOF, the Performance Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WYNDHAM WORLDWIDE CORPORATION,
as Performance Guarantor

By:	/s/ Virginia M. Wilson
Name:	Virginia M. Wilson
Title:	Executive Vice President and Chief Financial Officer

	Address:	1 Campus Drive
Parsippany, NJ 07054
Attention:

	Telephone:	(973) 496-2455
	Telecopier:	(973) 496-2456

Acknowledged and accepted as of

this 7th day of July, 2006:

SIERRA DEPOSIT COMPANY, LLC,
as Depositor

By:	/s/ Mark A. Johnson
Name:	Mark A. Johnson
Title:	President

Address:	10750 West Charleston Blvd.
Suite 130, Mailstop 2067
Las Vegas, Nevada 89135

Telephone:	(702) 304-4216
Telecopier:	(702) 304-4211

SIERRA TIMESHARE CONDUIT RECEIVABLES FUNDING COMPANY, LLC, as Issuer

By:	/s/ Mark A. Johnson
Name:	Mark A. Johnson
Title:	President

Address:	10750 West Charleston Blvd.
Suite 130, Mailstop 2046
Las Vegas, Nevada 89135

Telephone:	(702) 227-3107
Telecopier:	(702) 304-4211

U.S. BANK NATIONAL ASSOCIATION, successor to Wachovia Bank, National Association, as Trustee and as Collateral Agent

By:	/s/ Patricia O’Neill
Name:	Patricia O’Neill
Title:	Vice President

Address:	401 South Tryon Street
NC-1179
12th Floor
Charlotte, NC 28288-1179
Attention: Structured Finance Trust Services

Telephone:	(704) 374-4981
Telecopier:	(704) 383-6039

hereunder and but for the Executive’s agreement to comply with such restrictions, the Company would not have entered into this Agreement.

SECTION IX

TAX PROVISIONS

The Executive acknowledges and agrees that the Company may directly or indirectly withhold from any payments under this Agreement all federal, state, city or other taxes that will be required pursuant to any law or governmental regulation.

Anything in this Agreement or in any other plan, program or agreement to the contrary notwithstanding and except as set forth below, in the event that (i) the Executive becomes entitled to any benefits or payments under Section VII hereof and (ii) it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section IX) (a “Payment”) would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this Section X, if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 110% of the greatest amount (the “Reduced Amount”) that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount. All determinations required to be made under this Section X, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche LLP or such other certified public accounting firm as may be designated by the Company.

SECTION X

EFFECT OF PRIOR AGREEMENTS

Upon the Effective Date, this Agreement will supersede and replace each prior employment or consultant agreement between the Company (and/or its affiliates, including without limitation, Cendant, Fairfield Resorts, and their respective predecessors) and the Executive.

SECTION XI

CONSOLIDATION, MERGER OR SALE OF ASSETS

Nothing in this Agreement will preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder. Upon such a consolidation, merger or sale of assets the term the “Company” as used herein will mean the other corporation and this Agreement will continue in full force and effect, subject to Executive’s rights and remedies hereunder due to a Change in Control of the Company.

SECTION XII

MODIFICATION

This Agreement may not be modified or amended except in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived except in writing by the party charged with waiver. A waiver will operate only as to the specific term or condition waived and will not constitute a waiver for the future or act on anything other than that which is specifically waived.

SECTION XIII

REPRESENTATIONS

The Company represents and warrants that this Agreement has been authorized by all necessary corporate action of the Company and is a valid and binding agreement of the Company enforceable against it in accordance with its terms.

SECTION XIV

INDEMNIFICATION AND MITIGATION

The Company will indemnify the Executive (including after the termination of his employment) to the fullest extent permitted under the Certificate of Incorporation and By-Laws of the Company. The Executive will not be required to mitigate the amount of any payment provided for hereunder by seeking other employment or otherwise, nor will the amount of any such payment be reduced by any compensation earned by the Executive as the result of employment by another employer after the date the Executive’s employment hereunder terminates.

SECTION XV

GOVERNING LAW

This Agreement has been executed and delivered in the State of New Jersey and its validity, interpretation, performance and enforcement will be governed by the internal laws of that state.

SECTION XVI

ARBITRATION

A.    Any controversy, dispute or claim arising out of or relating to this Agreement or the breach hereof which cannot be settled by mutual agreement (other than with respect to the matters covered by Section VIII for which the Company may, but will not be required to, seek injunctive relief) will be finally settled by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state arbitration law) as follows: Any party who is aggrieved will deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may be submitted to arbitration in New York, New York, to the American Arbitration Association, before a single arbitrator appointed in accordance with the arbitration rules of the American Arbitration Association, modified only as herein expressly provided. After the aforesaid twenty (20) days, either party, upon ten (10) days notice to the other, may so submit the points in dispute to arbitration. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings.

B.    The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof.

C.    The legal fees and expenses of the party prevailing in such arbitration (up to a maximum of $118,000), and the fees and expenses of the arbitrator shall be paid by the non-prevailing parties. In the event that neither party prevails, the fees and expenses of the arbitrator will be borne equally by each party, and each party will bear the fees and expenses of its own attorney.

D.    The parties agree that this Section XVI has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement, and that this Section XVI will be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.

E.    The parties will keep confidential, and will not disclose to any person, except as may be required by law, the existence of any controversy hereunder, the referral of any such controversy to arbitration or the status or resolution thereof.

SECTION XVII

SURVIVAL

Sections VIII, IX, X, XI, XII, XIV, XV and XVI will continue in full force in accordance with their respective terms notwithstanding any termination of the Period of Employment.

SECTION XVIII

SEPARABILITY

All provisions of this Agreement are intended to be severable. In the event any provision or restriction contained herein is held to be invalid or unenforceable in any respect, in whole or in part, such finding will in no way affect the validity or enforceability of any other provision of this Agreement. The parties hereto further agree that any such invalid or unenforceable provision will be deemed modified so that it will be enforced to the greatest extent permissible under law, and to the extent that any court of competent jurisdiction determines any restriction herein to be unreasonable in any respect, such court may limit this Agreement to render it reasonable in the light of the circumstances in which it was entered into and specifically enforce this Agreement as limited.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

WYNDHAM WORLDWIDE CORPORATION
By: Stephen P. Holmes Title: Chief Executive Officer

FRANZ S. HANNING